Exhibit 99.1

RockTenn Reports Earnings for the Second Quarter of Fiscal 2011 of $0.92 Per Share and Adjusted Earnings per Share of $1.04, up 49% over Prior Year Quarter

NORCROSS, Ga.--(BUSINESS WIRE)--April 26, 2011--RockTenn (NYSE:RKT) today reported earnings for the quarter ended March 31, 2011 of $0.92 per diluted share. The Company’s adjusted earnings were $1.04 per diluted share compared to the prior year quarter adjusted earnings of $0.70 per diluted share.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010

Earnings per diluted share	$0.92	$0.83	$2.19	$2.26

Alternative fuel mixture credit, net	—	(0.21)	—	(0.74)
Restructuring and other costs, net	0.10	0.02	0.11	0.06
Loss on extinguishment of debt	—	0.05	—	0.04
Operating losses of previously closed facilities	0.02	0.01	0.02	0.02

Adjusted earnings per diluted share	$1.04	$0.70	$2.32	$1.64

Second Quarter Results

  Net sales of $792.9 million for the second quarter of fiscal 2011 increased $61.0 million, or 8.3% over the second quarter of fiscal 2010.
  Segment income of $87.9 million was $13.0 million, or 17.4% over the prior year quarter excluding $8.1 million of alternative fuel mixture credit in the prior year quarter.
  RockTenn’s pre-tax restructuring and other costs, net of related noncontrolling interest, were $6.2 million, or $0.10 per diluted share after-tax, for the second quarter of fiscal 2011 consisting primarily of acquisition and preliminary integration expenses associated with the pending Smurfit-Stone Container Corporation acquisition.
  RockTenn incurred pre-tax operating losses at previously closed facilities, net of related noncontrolling interest, of $0.6 million, or $0.02 per diluted share after-tax.

Chairman and Chief Executive Officer’s Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, “Adjusted earnings per share increased 49% over the prior year quarter driven by higher sales volumes and pricing in our two largest businesses, consumer and corrugated packaging. Earnings again translated into strong free cash flow as we reduced net debt by $46 million in the quarter, after paying dividends of $8 million and investing $32 million in our businesses.”

Segment Results

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the second quarter of fiscal 2011 increased by 18,531 tons over the prior year quarter. The average selling price for all paperboard and containerboard grades increased $59 per ton from the prior year quarter.

Consumer Packaging Segment

Consumer Packaging segment net sales increased 6.2% in the second quarter of fiscal 2011 compared to the prior year quarter, due to higher paperboard selling prices, increased recycled paperboard tons shipped and higher folding carton volumes. Segment income increased $6.6 million to $43.4 million in the second quarter of fiscal 2011, excluding $8.1 million of alternative fuel mixture credit in the prior year quarter.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $18.4 million to $209.4 million in the second quarter of fiscal 2011 compared to the prior year quarter, due to higher selling prices and volumes. Segment income increased $8.2 million to $29.1 million in the second quarter of fiscal 2011 and segment return on sales was 13.9%.

Merchandising Displays Segment

Merchandising Displays segment net sales increased $14.3 million over the prior year second quarter to $91.4 million due to continued strong demand for merchandising displays. Segment income was $10.2 million in the second quarter of fiscal 2011 and segment return on sales was 11.2%.

Specialty Paperboard Products Segment

Specialty Paperboard Products segment net sales increased $7.1 million in the second quarter of fiscal 2011 compared to the prior year quarter primarily due to increased paperboard selling prices and volume and increased solid fiber interior packaging sales due to a fourth quarter of fiscal 2010 acquisition. Segment income was $5.2 million in the second quarter of fiscal 2011 and $6.0 million in the prior year quarter.

Cash Provided By Operating Activities

Excluding the $26.4 million tax refund we received in the second quarter of fiscal 2010 related primarily to the collection of fiscal 2009 alternative fuel mixture credits, net cash provided by operating activities in the second quarter of fiscal 2011 was $89.7 million compared to $90.7 million.

Financing and Investing Activities

We reduced net debt by $45.9 million in the second quarter of fiscal 2011 bringing our net debt at March 31, 2011 to below a billion dollars and increasing our cumulative net debt paid down since the Gulf States acquisition to more than a billion dollars as measured by net debt in the quarter preceding the transaction plus the aggregate purchase price including transaction costs of the Gulf States and Southern Container acquisitions. Our Leverage Ratio was 1.95 times at March 31, 2011, well below our maximum credit agreement covenant of 3.75 times.

Conference Call

We will host a conference call to discuss our results of operations for the second quarter of fiscal 2011 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on April 27, 2011. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.rocktenn.com.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of $3 billion. RockTenn’s 10,000 employees are committed to exceeding their customers’ expectations – every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010

NET SALES	$792.9	$731.9	$1,554.0	$1,422.7

Cost of Goods Sold (net of alternative fuel mixture
credit of $0, $8.1, $0 and $28.8)	626.6	570.6	1,208.9	1,082.9

Gross Profit	166.3	161.3	345.1	339.8
Selling, General and Administrative Expenses	88.3	87.2	171.5	167.2
Restructuring and Other Costs, net	6.3	1.3	6.9	4.3

Operating Profit	71.7	72.8	166.7	168.3
Interest Expense	(16.2)	(19.2)	(32.9)	(40.7)
Loss on Extinguishment of Debt	-	(3.3)	-	(2.8)
Interest Income and Other Income, net	-	0.1	-	0.3
Equity in Income of Unconsolidated Entities	0.3	(0.3)	0.6	(0.1)

INCOME BEFORE INCOME TAXES	55.8	50.1	134.4	125.0

Income Tax Expense	(17.5)	(16.4)	(44.8)	(33.7)

CONSOLIDATED NET INCOME	38.3	33.7	89.6	91.3

Less: Net Income Attributable to Noncontrolling
Interests	(1.3)	(0.9)	(2.3)	(2.2)

NET INCOME ATTRIBUTABLE TO ROCK-TENN
COMPANY SHAREHOLDERS	$37.0	$32.8	$87.3	$89.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to Rock-Tenn Company
shareholders	$37.0	$32.8	$87.3	$89.1
Less: Distributed and undistributed income
available to participating securities	(0.7)	(0.4)	(1.2)	(1.1)
Distributed and undistributed income available to
Rock-Tenn Company shareholders	$36.3	$32.4	$86.1	$88.0

Diluted weighted average shares outstanding	39.2	39.0	39.3	39.0

Diluted earnings per share	$0.92	$0.83	$2.19	$2.26

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010

NET SALES:

Consumer Packaging Segment	$410.3	$386.2	$803.0	$765.8
Corrugated Packaging Segment	209.4	191.0	407.7	371.1
Merchandising Displays Segment	91.4	77.1	183.2	143.9
Specialty Paperboard Products Segment	103.5	96.4	201.9	176.2
Intersegment Eliminations	(21.7)	(18.8)	(41.8)	(34.3)

TOTAL NET SALES	$792.9	$731.9	$1,554.0	$1,422.7

SEGMENT INCOME:

Consumer Packaging Segment (1)	$43.4	$44.9	$95.7	$107.7
Corrugated Packaging Segment	29.1	20.9	65.5	55.6
Merchandising Displays Segment	10.2	11.2	21.6	15.4
Specialty Paperboard Products Segment	5.2	6.0	9.5	10.5

TOTAL SEGMENT INCOME	$87.9	$83.0	$192.3	$189.2

Restructuring and Other Costs, net	(6.3)	(1.3)	(6.9)	(4.3)
Non-Allocated Expenses	(9.6)	(9.2)	(18.1)	(16.7)
Interest Expense	(16.2)	(19.2)	(32.9)	(40.7)
Loss on Extinguishment of Debt	-	(3.3)	-	(2.8)
Interest Income and Other Income, net	-	0.1	-	0.3

INCOME BEFORE INCOME TAXES	$55.8	$50.1	$134.4	$125.0

Recycled Paperboard Shipped (in tons)	239,270	228,064	463,787	451,212
Containerboard Shipped (in tons)	243,838	234,757	491,284	465,870
Bleached Paperboard Shipped (in tons)	85,095	85,842	169,505	170,835
Market Pulp Shipped (in tons)	24,046	25,055	46,122	50,417

(1) Includes alternative fuel mixture credits of $8.1 and $28.8 in the three and six months ended March 31, 2010, respectively.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$38.3	$33.7	$89.6	$91.3

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	37.2	36.8	73.9	74.3
Deferred income tax expense	6.7	10.3	26.5	13.3
Loss on extinguishment of debt	-	3.3	-	2.8
Share-based compensation expense	5.4	4.5	9.4	8.0
Gain on disposal of plant and equipment and other, net	(0.3)	-	(0.1)	(0.1)
Equity in (income) loss of unconsolidated entities	(0.3)	0.3	(0.6)	0.1
Pension funding less than expense	3.1	4.9	8.5	12.4
Alternative fuel mixture credit benefit	-	(8.1)	-	(29.0)
Impairment adjustments and other non-cash items	0.5	1.0	0.7	3.2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(44.7)	(31.3)	5.5	10.2
Inventories	7.9	2.9	(8.7)	12.1
Other assets	(2.2)	(3.5)	(1.9)	(3.9)
Accounts payable	36.3	37.9	10.7	7.0
Income taxes	(1.1)	27.6	1.2	36.7
Accrued liabilities and other	2.9	(3.2)	(20.7)	(25.7)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$89.7	$117.1	$194.0	$212.7

INVESTING ACTIVITIES:

Capital expenditures	(30.3)	(18.3)	(58.8)	(30.6)
Investment in unconsolidated entities	(1.5)	-	(1.2)	(0.1)
Return of capital from unconsolidated entities	0.2	0.2	0.4	0.4
Proceeds from sale of property, plant and equipment	0.2	0.6	0.6	2.9
Proceeds from property, plant and equipment insurance settlement	0.3	-	0.3	-

NET CASH USED FOR INVESTING ACTIVITIES	$(31.1)	$(17.5)	$(58.7)	$(27.4)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	3.1	134.8	23.1	150.9
Repayments of revolving credit facilities	(20.0)	(55.7)	(29.3)	(63.2)
Additions to debt	35.0	-	35.0	2.3
Repayments of debt	(62.3)	(170.5)	(144.5)	(260.4)
Debt issuance costs	-	(0.1)	(0.5)	(0.2)
Issuances of common stock, net of related minimum tax withholdings	(4.5)	(2.2)	(3.7)	(1.3)
Excess tax benefits from share-based compensation	0.5	0.2	0.6	1.4
Advances from (repayments to) unconsolidated entity	0.7	(0.9)	(0.3)	(0.7)
Cash dividends paid to shareholders	(7.9)	(5.8)	(15.7)	(11.6)
Cash distributions to noncontrolling interests	(1.2)	(1.2)	(3.2)	(2.1)

NET CASH USED FOR FINANCING ACTIVITIES	$(56.6)	$(101.4)	$(138.5)	$(184.9)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.1	(0.8)	0.2

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$1.9	$(1.7)	$(4.0)	$0.6

Cash and cash equivalents at beginning of period	10.0	14.1	15.9	11.8

Cash and cash equivalents at end of period	$11.9	$12.4	$11.9	$12.4

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$11.3	$(20.3)	$16.2	$(17.9)
Interest, net of amounts capitalized	27.3	30.7	32.0	41.5

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	March 31,	September 30,
	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11.9	$15.9
Accounts receivable (net of allowances of $8.7 and $7.8)	330.1	333.5
Inventories	280.4	269.5
Other current assets	88.2	90.1

TOTAL CURRENT ASSETS	710.6	709.0

Property, plant and equipment at cost:
Land and buildings	428.1	420.6
Machinery and equipment	1,972.3	1,915.7
Transportation equipment	13.3	13.1
Leasehold improvements	5.2	5.1
	2,418.9	2,354.5
Less accumulated depreciation and amortization	(1,166.5)	(1,104.5)
Net property, plant and equipment	1,252.4	1,250.0
Goodwill	751.8	748.8
Intangibles, net	145.6	151.5
Investment in unconsolidated entities	24.4	23.3
Other assets	28.6	32.3

TOTAL ASSETS	$2,913.4	$2,914.9

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of debt	$237.8	$231.6
Accounts payable	264.0	252.3
Accrued compensation and benefits	76.8	90.7
Other current liabilities	50.7	56.6

TOTAL CURRENT LIABILITIES	629.3	631.2

Long-term debt due after one year	774.8	897.3

Accrued pension and other long-term benefits	164.1	165.3
Deferred income taxes	194.9	166.4
Other long-term liabilities	28.8	30.0
Redeemable noncontrolling interests	7.5	7.3

Total Rock-Tenn Company shareholders' equity	1,108.3	1,011.3
Noncontrolling interests	5.7	6.1
Total Equity	1,114.0	1,017.4

TOTAL LIABILITIES AND EQUITY	$2,913.4	$2,914.9

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Net Selling Price Per Ton (a)

All Tons
2009	592	578	557	548	568
2010	544	563	595	610	578
2011	617	622

Tons Shipped
Recycled Paperboard (a) (b)
2009	204,927	211,941	219,819	224,269	860,956
2010	223,148	228,064	232,149	235,648	919,009
2011	224,517	239,270

Containerboard
2009	221,907	188,568	203,019	235,250	848,744
2010	231,113	234,757	244,997	244,698	955,565
2011	247,446	243,838

Bleached Paperboard
2009	86,338	78,223	79,461	88,856	332,878
2010	84,993	85,842	88,999	86,051	345,885
2011	84,410	85,095

Market Pulp
2009	20,705	19,493	24,199	26,521	90,918
2010	25,362	25,055	24,109	25,851	100,377
2011	22,076	24,046

Total (a)
2009	533,877	498,225	526,498	574,896	2,133,496
2010	564,616	573,718	590,254	592,248	2,320,836
2011	578,449	592,249

(a) Average Net Selling Price Per Ton and Tons Shipped include gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc. Average Net Selling Price Per Ton is computed as net sales of paperboard, containerboard and market pulp divided by tons shipped.

(b) Recycled paperboard tons shipped include coated and specialty paperboard.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions, except Return On Sales data)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Fiscal Year
Consumer Packaging Segment Sales
2009	$368.8		$362.9		$377.2		$394.2		$1,503.1
2010	379.6		386.2		398.2		414.1		1,578.1
2011	392.7		410.3
Consumer Packaging Intersegment Sales
2009	$6.6		$4.7		$6.0		$7.8		$25.1
2010	6.0		7.2		8.5		8.9		30.6
2011	6.5		6.3
Consumer Packaging Segment Income
2009	$31.5		$39.2		$50.3	(1)	$53.2	(2)	$174.2
2010	42.1	(3)	36.8	(4)	49.1		57.7		185.7
2011	52.3		43.4
Return On Sales
2009	8.5%		10.8%		13.3%	(1)	13.5%	(2)	11.6%
2010	11.1%	(3)	9.5%	(4)	12.3%		13.9%		11.8%
2011	13.3%		10.6%

Corrugated Packaging Segment Sales
2009	$203.2		$176.5		$186.5		$186.7		$752.9
2010	180.1		191.0		210.5		219.0		800.6
2011	198.3		209.4
Corrugated Packaging Intersegment Sales
2009	$10.1		$9.7		$8.8		$8.7		$37.3
2010	7.3		8.6		9.6		11.8		37.3
2011	9.4		11.1
Corrugated Packaging Segment Income
2009	$50.6		$41.6		$49.6		$37.1		$178.9
2010	34.7		20.9		35.9		48.2		139.7
2011	36.4		29.1
Return on Sales
2009	24.9%		23.6%		26.6%		19.9%		23.8%
2010	19.3%		10.9%		17.1%		22.0%		17.4%
2011	18.4%		13.9%

Merchandising Displays Segment Sales
2009	$74.8		$82.9		$79.7		$83.2		$320.6
2010	66.8		77.1		87.9		101.4		333.2
2011	91.8		91.4
Merchandising Displays Intersegment Sales
2009	$-		$0.2		$0.1		$0.1		$0.4
2010	0.1		0.1		0.1		0.3		0.6
2011	0.3		0.3
Merchandising Displays Segment Income
2009	$5.1		$9.7		$8.0		$9.1		$31.9
2010	4.2		11.2		8.4		12.5		36.3
2011	11.4		10.2
Return on Sales
2009	6.8%		11.7%		10.0%		10.9%		10.0%
2010	6.3%		14.5%		9.6%		12.3%		10.9%
2011	12.4%		11.2%

(1) Excludes $32.7 of alternative fuel mixture credit, net of expenses.
(2) Excludes $21.4 of alternative fuel mixture credit, net of expenses.
(3) Excludes $20.7 of alternative fuel mixture credit, net of expenses.
(4) Excludes $8.1 of alternative fuel mixture credit.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income (Continued)
(In Millions, except Return On Sales data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Specialty Paperboard Products Segment Sales
2009	$75.3	$70.2	$77.2	$84.2	$306.9
2010	79.8	96.4	96.6	95.9	368.7
2011	98.4	103.5
Specialty Paperboard Products Intersegment Sales
2009	$2.3	$1.6	$1.8	$2.7	$8.4
2010	2.1	2.9	3.1	2.6	10.7
2011	3.9	4.0
Specialty Paperboard Products Segment Income
2009	$2.8	$6.2	$9.4	$8.1	$26.5
2010	4.5	6.0	8.0	7.5	26.0
2011	4.3	5.2
Return on Sales
2009	3.7%	8.8%	12.2%	9.6%	8.6%
2010	5.6%	6.2%	8.3%	7.8%	7.1%
2011	4.4%	5.0%

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income Attributable to Rock-Tenn Company Shareholders
2009	$30.6	$37.4	$87.0	$67.3	$222.3
2010	56.3	32.8	45.1	91.4	225.6
2011	50.3	37.0

Diluted EPS (1)
2009	$0.79	$0.97	$2.23	$1.71	$5.71
2010	1.43	0.83	1.14	2.31	5.70
2011	1.27	0.92

Depreciation & Amortization
2009	$37.9	$37.3	$37.5	$37.3	$150.0
2010	37.5	36.8	36.4	36.7	147.4
2011	36.7	37.2

Capital Expenditures
2009	$14.2	$17.0	$18.1	$26.6	$75.9
2010	12.3	18.3	30.3	45.3	106.2
2011	28.5	30.3

(1) Fiscal 2009 Diluted EPS has been adjusted to reflect the October 1, 2009 adoption of accounting guidance related to the computation of earnings per share.

Non-GAAP Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, including net debt repayment per diluted share, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments, and other variations of net debt repayment per diluted share provide measures to investors of how successful we are at achieving our debt reduction. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year for the current quarter, the prior quarter, the quarter following the Southern Container acquisition and the quarter before the Gulf States acquisition which was used to measure pro forma net debt for the Gulf States acquisition:

(In Millions)	March 31,	December 31,	March 31,	March 31,
	2011	2010	2008	2005

Current Portion of Debt	$237.8	$234.7	$247.7	$75.1
Long-Term Debt Due After One Year	774.8	822.3	1,606.8	390.7
Total Debt	1,012.6	1,057.0	1,854.5	465.8
Less: Hedge Adjustments Resulting From
Fair Value Interest Rate Derivatives or Swaps	(1.1)	(1.5)	(7.6)	(9.8)
	1,011.5	1,055.5	1,846.9	456.0
Less: Cash and Cash Equivalents	(11.9)	(10.0)	(56.6)	(28.5)
Less: Investment in Marketable Securities	—	—	—	(31.2)
Less: Restricted Cash	—	—	(19.5)	—
Net Debt	$999.6	$1,045.5	$1,770.8	$396.3

Plus: Gulf States estimated purchase price				552.4
Plus: Southern Container purchase price				1,059.9
				$2,008.6

	Net Debt
	Repayment
Current Quarter	$45.9
Since March 31, 2008	$771.2
Since March 31, 2005	$1,009.0

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in our Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain deferred cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Senior Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2011 calculation, our Leverage Ratio was 1.95 times. Our maximum permitted Leverage Ratio under the Senior Credit Facility at March 31, 2011 was 3.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the three and twelve months ended March 31, 2011, to the most directly comparable GAAP measure, Consolidated Net Income:

(In Millions, except percentages)	Three Months	Twelve Months
	Ended	Ended
	March 31, 2011	March 31, 2011

Consolidated Net Income	$38.3	$229.0
Interest Expense, net	14.6	61.5
Income Taxes	17.5	75.8
Depreciation and Amortization	37.2	147.0
Additional Permitted Charges and pro forma
Acquisition EBITDA	6.3	14.1
Credit Agreement EBITDA	$113.9	$527.4
Less: Capital Expenditures	(30.3)	(134.4)
Credit Agreement EBITDA, Excluding Capital Expenditures	$ $ 83.6	$393.0

Net Sales	$792.9	$3,132.7

Credit Agreement EBITDA Margin	14.4%	16.8%
Credit Agreement EBITDA Margin, Excluding
Capital Expenditures	10.5%	12.5%

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current portion of debt and Long-term debt due after one year:

(In Millions, except ratio)	March 31,
2011

Current Portion of Debt	$237.8
Long-Term Debt Due After One Year	774.8
Total Debt	1,012.6
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(1.1)
Total Debt Less Hedge Adjustments	1,011.5
Plus: Letters of Credit, Guarantees and Other Adjustments	14.9
Total Funded Debt	$1,026.4

Credit Agreement EBITDA for the Twelve Months Ended
March 31, 2011	$527.4

Leverage Ratio	1.95

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate the Company’s performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to Rock-Tenn Company shareholders and Earnings per Diluted Share, respectively. Set forth below is a reconciliation of adjusted net income to Net income attributable to Rock-Tenn Company shareholders:

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
(In Millions)	2011	2010	2011	2010

Net income attributable to Rock-Tenn Company shareholders	$37.0	$32.8	$87.3	$89.1

Alternative fuel mixture credit, net	—	(8.1)	—	(28.9)
Restructuring and other costs, net	4.0	0.6	4.4	2.6
Loss on extinguishment of debt	—	2.1	—	1.8
Operating losses of previously closed facilities	0.4	0.4	0.5	0.6

Adjusted net income	$41.4	$27.8	$92.2	$65.2

CONTACT:
RockTenn
John Stakel, VP-Treasurer, 678-291-7900